Exhibit 32.2
Certification of Chief Financial Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Erik Mickels, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of MarketWise, Inc. for the fiscal year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of MarketWise, Inc.

MarketWise, Inc.

Date: March 6, 2025	By:	/s/ Erik Mickels
	Name:	Erik Mickels
	Title:	Chief Financial Officer